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                              CERTIFICATE OF TRUST

                                       OF

                             UNISYS CAPITAL TRUST II

            The undersigned, being all of the trustees of Unisys Capital Trust II (the "Trust"), pursuant to the Delaware Business Trust Act, 12 Del. C.
Section 3801 et seq., HEREBY CERTIFY:

            (a) The name of the business trust being formed hereby is "Unisys Capital Trust II".

            (b) The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware is as follows:

                  HSBC Bank & Trust Company (Delaware), National Association 1201 Market Street, Suite 1001 Wilmington, Delaware 19801

            (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  March 26, 2002


                                     __________________________________________
                                     Name:  Robert S. Manturuk
                                     Title: Trustee


                                     __________________________________________
                                     Name:  Nancy L. Miller
                                     Title: Trustee


                                     __________________________________________
                                     Name:  Peter S. Noll
                                     Title: Trustee

                                     HSBC Bank & Trust Company (Delaware),
                                     National Association, as Trustee


                                     By:_______________________________________
                                        Name:  J. Anton Bodor
                                        Title: Authorized Signatory